John Hancock

Service Office:
Life New Business
30 Dan Rd, Suite 55765
Canton, MA 02021-2809

Variable Life – Fund Allocation

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
(hereinafter referred to as The Company)

This form is part of the Application for Individual Life Insurance.
Print and use black ink. Any changes must be initialed by the Proposed Insured(s) and/or Owner(s).

SECTION A: Proposed Insured(s)

LIFE ONE
1. Name FIRST MIDDLE LAST

LIFE TWO
2. Name FIRST MIDDLE LAST

SECTION B: Owner(s) – Complete information only if Owner(s) is other than Proposed Insured.

3. Name of Owner(s) ______

SECTION C: Investment Allocation of Net Premiums

Must complete for all products. Allocation must be in whole numbers. Total must be 100%.

4. Investment Options for All Products (except Protection Survivorship VUL with ENLG Rider)

Aggressive Growth Portfolios

____% Emerging Markets Value
____% Real Estate Securities
____% International Small Company
____% Small Cap Opportunities
____% International Equity Index
____% Small Cap Index
____% Science & Technology
____% Financial Industries
____% International Value
____% American Global Growth
____% Mid Cap Stock
____% American International
____% Small Cap Stock
____% Fundamental All Cap Core
____% Health Sciences

Other Portfolio

____% ______

Conservative Portfolio

____% Money Market
____% **Fixed Account** [1]

Growth Portfolios

____% Small Company Value
____% Small Cap Value
____% Mid Cap Index
____% American Growth
____% Mid Value
____% Global
____% Blue Chip Growth
____% Fundamental Large Cap Value
____% Total Stock Market Index
____% Capital Appreciation

Income Portfolios

____% High Yield
____% Global Bond
____% Strategic Income Opportunities
____% Active Bond
____% Investment Quality Bond
____% Core Bond
____% Total Bond Market
____% Select Bond
____% Short Term Government Income
____% Ultra Short Term Bond

Growth & Income Portfolios

____% Equity Income
____% 500 Index
____% American Growth-Income
____% American Asset Allocation
____% Capital Appreciation Value
____% PIMCO VIT All Asset

Indexed Accounts [2]

____% Base Capped Indexed Account
____% Base High Par Capped Indexed Account

Lifestyle Portfolios

____% Lifestyle Growth
____% Lifestyle Balanced
____% Lifestyle Moderate
____% Lifestyle Conservative

Managed Volatility Portfolios

____% Managed Volatility Aggressive
____% Managed Volatility Growth
____% Managed Volatility Balanced
____% Managed Volatility Moderate
____% Managed Volatility Conservative

1. Transfers out of the Fixed Account may be subject to limitations. Refer to the policy prospectus for further details.
2. Only available with Accumulation VUL19. To establish recurring transfers, complete *Request for Investment Option Changes*.

ICC19 NB6016 (12/2019) 1 of 3 (US) VERSION (12/2019)

SECTION C: Investment Allocation of Net Premiums (continued)

5. Investment options for Protection Survivorship VUL with ENLG Rider

Conservative Portfolio

_____% Money Market

_____% **Fixed Account** [1]

Income Portfolios

_____% Core Bond

[1] Transfers out of the Fixed Account may be subject to limitations. Refer to the policy prospectus for further details.

Growth & Income Portfolios

_____% American Asset Allocation

_____% Capital Appreciation Value

Lifestyle Portfolios

_____% Lifestyle Growth

_____% Lifestyle Balanced

_____% Lifestyle Moderate

_____% Lifestyle Conservative

Managed Volatility Portfolios

_____% Managed Volatility Aggressive

_____% Managed Volatility Growth

_____% Managed Volatility Balanced

_____% Managed Volatility Moderate

_____% Managed Volatility Conservative

SECTION D: Segment Proceeds Allocation (Optional)

6. Upon segment maturity, allocate Segment Proceeds to the following accounts. Select the FROM account and TO account on the chart provided. In the absence of any Segment Proceeds allocation instructions, your policy's Segment Proceeds will automatically be reallocated 100% to new segments of the same Indexed Account. If additional space is needed for these instructions, please submit a separate page along with this form.

FROM: Base Capped Indexed Account	**FROM:** Base High Par Capped Indexed Account	**PERCENTAGE TO:**
%	%	Base Capped Indexed Account
%	%	Base High Par Capped Indexed Account
%	%	Fixed Account
%	%	
%	%	
%	%	
%	%	
%	%	
%	**%**	**TOTAL (Must equal 100% for each column)**

SECTION E: Allocation of Monthly Charges

7. **This option is not available for policies that have Policy Value in any Indexed Account.** If any Policy Value is allocated to an Indexed Account, this option is discontinued and charges will be deducted pro-rata. If all Policy Value is later removed from the Indexed Accounts, you must request a new allocation of monthly charges.

Investment Account Name: ____________________ ________% ☐ Check box and attach sheet with additional information, if necessary.

____________________ ________%

SECTION F: Telephone and/or Internet Transfer/Allocation Change Authorization (Optional)

8. I understand and agree that:

a) By checking one of the boxes below, I am authorizing The Company to accept telephone and Internet transfers and allocation changes. Telephone and Internet transfers and allocation changes will also be subject to the terms and conditions of the policy, and the administrative requirements of The Company.

b) The Company will honor telephone and Internet instructions from anyone who provides correct identifying information. The Company, its agents or representatives of employees who act on its behalf will not be subject to any claim, liability, loss, expense or cost if acted on in good faith upon telephone or Internet instructions it reasonably believes to be genuine in reliance on this signed authorization.

c) The Company, at its option alone and without prior or subsequent notice to the Owner(s), or any other person or representative of the Owner(s), may record all or part of any telephone conversation containing telephone transfer and/or allocation change instructions.

d) All terms of this Authorization are binding upon the agents, heirs and assignees of the Owner(s).

e) This Telephone and Internet Transfer/Allocation Change Authorization will be effective until such time as (a) written revocation is received by The Company's Service Office, or (b) The Company discontinues this privilege, whichever occurs first.

Please check (X) only one box.

☐ I authorize The Company to accept telephone and Internet instructions from me or any co-owner.

☐ I authorize The Company to accept telephone and Internet instructions from me, any co-owner or our Registered Representative.

ICC19 NB6016 (12/2019) 2 of 3 (US) VERSION (12/2019)

SECTION G: Asset Account Balancer (Optional)

9. **The Asset Allocation Balancer Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account or any Indexed Account.** This service will automatically move amounts among your specified Investment Accounts as frequently as you indicate below in number 10 to maintain your chosen percentages in each account. To elect this service, check box A or B and provide details as required.

   We reserve the right to cease to offer this program as of 90 days after written notice is sent to you.

   If you have elected an Investment Allocation of Net Premiums which includes the Fixed Account or any Indexed Account, complete option B below. Indicate the Rebalancing instructions, excluding those for the Fixed Account or any Indexed Account, totaling 100%, using whole numbers.

   A ☐ Rebalance based on the percentages selected in the Investment Allocation of Net Premiums section of this form without regards to any amounts allocated to the Fixed Account or any Indexed Account.

   B ☐ Rebalance based on the listed percentages below:

INVESTMENT ACCOUNT	PERCENTAGE	INVESTMENT ACCOUNT	PERCENTAGE	INVESTMENT ACCOUNT	PERCENTAGE
	%		%		%
	%		%		%
	%		%		%

10. Frequency of Rebalancing

   ☐ Annually ☐ Semi-annually ☐ Quarterly ☐ Monthly

SECTION H: Owner(s) Acknowledgement

11. I understand that under the applied for policy:

a) the amount of the insurance benefits, the duration of the insurance coverage, or both, may be variable or fixed;

b) the amount of the insurance benefits, the duration of the insurance coverage, and the policy/account value, may increase or decrease, even to the extent of being reduced to zero, depending on the experience of the chosen investment options and are not guaranteed as to dollar amount. Illustrations of benefits, including death benefits, policy/account and cash surrender values are available on request; and

c) if the net cash surrender value is insufficient to pay the charges when due and there is not a no-lapse guarantee in effect, your policy can terminate or lapse due to insufficient premiums or poor investment option performance.

SECTION I: Owner(s) Signatures

OWNER - SIGNED AT CITY STATE THIS DAY OF YEAR

X ______________________ SIGNATURE OF OWNER (PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER)

X ______________________ PRINT NAME OF OWNER

X ______________________ SIGNATURE OF OWNER (PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER)

X ______________________ PRINT NAME OF OWNER

SECTION J: Registered Representative Signature

I certify that the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy have been given to the Proposed Insured(s) or the Owner if other than the Proposed Insured(s).

X ______________________ SIGNATURE OF REGISTERED REPRESENTATIVE

SIGNED THIS DAY OF YEAR

ICC19 NB6016 (12/2019) 3 of 3 (US) VERSION (12/2019)